UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2017

Sentinel Energy Services Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38271	98-1370747
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1000 Louisiana Street, Suite 3850 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 407-0686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 7, 2017, Sentinel Energy Services Inc. (the “Company”) consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units”) at a price of $10.00 per unit. The Company granted the underwriters a 45-day option to purchase up to an additional 4,500,000 Units to cover over-allotments. On November 7, 2017, simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of 5,333,333 warrants (the “Private Placement Warrants”) at a purchase price of $1.50 per Private Placement Warrant, to the Company’s sponsor, Sentinel Management Holdings, LLC.

On November 9, 2017, the Company consummated the closing of the sale of 4,500,000 additional Units upon receiving notice of the underwriters’ election to fully exercise their over-allotment option, generating additional gross proceeds of $45 million. Simultaneously with the exercise of the over-allotment option, the Company consummated the Private Placement of an additional 600,000 Private Placement Warrants to the Sponsor, generating gross proceeds of $900,000. A total of $45 million comprised of $44.1 million of the proceeds from the exercise of the over-allotment option, including $1,575,000 of deferred underwriting discounts and commissions, and $900,000 of the proceeds from the sale of additional Private Placement Warrants, were placed in trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. A pro forma balance sheet as of November 7, 2017 reflecting receipt of the proceeds upon exercise of the over-allotment option has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Pro Forma Balance Sheet as of November 7, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sentinel Energy Services Inc.

Date: November 16, 2017	By:	/s/ Kent Jamison
	Name:	Kent Jamison
	Title:	Secretary

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